Exhibit 10.8

Execution Copy

SECOND AMENDMENT TO THE

PEDIATRIX MEDICAL GROUP, INC.

2004 INCENTIVE COMPENSATION PLAN

THIS AMENDMENT (the “Amendment”), made on this 29th day of December, 2008, to the PEDIATRIX MEDICAL GROUP, INC. 2004 INCENTIVE COMPENSATION PLAN, by Mednax, Inc., a Florida Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Pediatrix Medical Group, Inc., a Florida corporation (“PMG”), did establish the 2004 Incentive Compensation Plan effective as of May 20, 2004, which plan was amended effective as of September 24, 2008 (the “2004 Plan”); and

WHEREAS, pursuant to an Agreement and Plan of Merger dated December 29, 2008, between the Company, PMG and PMG Merger Sub, Inc., a Florida corporation (the “Merger Agreement”), PMG assigned to the Company all of its outstanding obligations pursuant to (i) PMG’s stock option plans, incentive compensation plans, employee stock purchase plans and other benefit plans pursuant to which PMG’s common stock is issuable, effective as of the “Effective Time” as set forth in the Merger Agreement (the “Effective Time”);

WHEREAS, the Company now wishes to amend the 2004 Plan as of the Effective Time to reflect that assignment so as to (i) designate the Company as the “Company” wherever that term is used in the Plan, (ii) change the name of the Plan to reflect the name of the Company, and (iii) make additional modifications on account of the fact that the Company is the new plan sponsor and the issuer of Shares thereunder.

NOW, THEREFORE, as of the Effective Time, the 2004 Plan shall be and hereby is amended as follows:

1. The name of the Plan is hereby changed to the “Mednax, Inc. 2004 Incentive Compensation Plan”, and all references to “Company” in the Plan shall hereinafter refer to Mednax, Inc., a Florida corporation.

2. Section 1 of the 2004 Plan hereby is amended in its entirety to read as follows:

“1. The purpose of this 2004 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Mednax, Inc., a Florida corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (as defined below).

Pursuant to the terms of an Agreement and Plan of Merger dated December 29, 2008 (the “Merger Agreement”, between Pediatrix Medical Group, Inc., a Florida corporation (“Pediatrix”), the Company and PMG Merger Sub, Inc. (“Merger Sub”), Merger Sub was merged into Pediatrix effective as of 11:59 P.M. on December 31, 2008 (the “Effective Time”) and as a result Pediatrix became a wholly owned subsidiary of the Company. Also pursuant to the terms of the Merger Agreement, at the Effective Time: (i) each share of common stock of Pediatrix, together with attached preferred share purchase right (“Pediatrix Common Stock”), was converted into one share of common stock of the Company, together with attached preferred share purchase right (“Company Common Stock”); (ii) each share of restricted Pediatrix Common Stock that was restricted under the Plan, whether or not then vested or exercisable, was converted into a restricted share of Company Common Stock, restricted on substantially the same terms and conditions (including without limitation, vesting schedule) as a applied to such share of restricted share of Pediatrix Common Stock immediately prior to the Effective Time; and (iii) each option to purchase shares of Pediatrix Common Stock issued under the Plan, that was outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, was converted into an option to purchase the same number of shares of the Company Common Stock, on substantially the same terms and conditions (including, without limitation, vesting schedule and per share exercise price) as applied to such option to purchase Pediatrix Common Stock.”

3. In all other respects, the 2004 Plan shall remain unchanged by the Amendment.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first written above.

MEDNAX, INC.

By:	/s/ Karl B. Wagner
Name:	Karl B. Wagner
Title:	President

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